UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2005 (May 5, 2005)

FIRST ACCEPTANCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12117	75-1328153

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3813 Green Hills Village Drive
Nashville, Tennessee	37215

(Address of Principal Executive Offices)	(Zip Code)

(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry Into a Material Definitive Agreement.

     On May 5, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of First Acceptance Corporation (the “Company”) approved bonus targets for the period from January 1, 2005 through June 30, 2005 for Stephen J. Harrison and Thomas M. Harrison, Jr. pursuant to the terms of their respective employment agreements. Pursuant to the terms of their employment agreements, Stephen J. Harrison is entitled to receive an annual bonus equal to up to 100% of his base salary and Thomas M. Harrison, Jr. is entitled to receive an annual bonus equal to up to 50% of his base salary. Pursuant to the plan approved by the Committee, bonuses for Stephen J. Harrison and Thomas M. Harrison, Jr. will be based 50% upon the attainment of certain targets for income before income taxes by USAuto Holdings, Inc. and its subsidiaries, which constitutes the Company’s insurance operations, and 50% based upon qualitative factors to be considered by the Committee.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION
By:	/s/ Charles D. Hamilton
Charles D. Hamilton
Senior Vice President, Chief Financial Officer and Treasurer

Date: May 11, 2005